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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):       May 26, 2000
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                             SUMMIT AUTONOMOUS INC.
                         (f/k/a SUMMIT TECHNOLOGY, INC.)
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Massachusetts                     0-16937                 04-2897945
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(STATE OR OTHER JURISDICTION           (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)                 FILE NUMBER)          IDENTIFICATION NO.)


                       21 Hickory Drive, Waltham, MA 02451
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER:              (781) 890-1234
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ITEM 5.   OTHER EVENTS.

     On May 26, 2000, Summit Autonomous Inc. (formerly Summit Technology, Inc.) (the "Company"), Alcon Holdings Inc. ("Alcon Holdings") and Alcon Acquisition Corp. ("Acquisition Sub"), a wholly-owned subsidiary of the Alcon Holdings entered into an Agreement and Plan of Merger (the "Merger Agreement"). In connection with the Merger Agreement, Acquisition Sub will commence a tender offer to purchase any and all outstanding shares of common stock, $0.01 par value per share (the "Shares"), of the Company, at a price of $19.00 per share, net to the seller in cash, without interest thereon (the "Offer"), and upon such terms and conditions as will be set forth in an Offer to Purchase and related Letter of Transmittal.

     Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, as promptly as practicable following the completion of the Offer and the satisfaction of certain conditions, Acquisition Sub and the Company will merge (the "Merger"), and the surviving corporation shall become a wholly owned subsidiary of Alcon Holdings. In the Merger, each issued and outstanding Share of the Company (other than dissenting Shares, as provided under Massachusetts law) not owned directly or indirectly by the Company or Alcon Holdings will be converted into the right to receive $19.00 in cash or any higher price that may be paid in the Offer, without interest. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and which is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits:

     2.1 Agreement and Plan of Merger dated as of May 26, 2000 among Alcon Holdings Inc., Alcon Acquisition Corp. and Summit Autonomous Inc.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUMMIT AUTONOMOUS INC.


                                       By: /s/ Robert J. Kelly
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                                       Name: Robert J. Kelly
                                       Title: Chief Financial Officer

Date: May 31, 2000